Exhibit 10.1

INTERIM FORBEARANCE AGREEMENT

This Interim Forbearance Agreement (“Agreement”) is made and entered into this 31st day of December, 2025 (the “Effective Date”), by and between, CEDARVIEW OPPORTUNITIES MASTER FUND LP, as an investor and as agent for investors under the Existing Notes (“Investor”), and VIVAKOR, INC., a Nevada corporation (“Vivakor” or the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties refer herein to the following:

(i) that certain Loan and Security Agreement, dated February 5, 2024, by and among the Company, certain of its subsidiaries, the Investor and Cedarview Capital Management, LLC., in its capacity as agent (in such capacity, the “Agent”) (as amended, modified or waived prior to the Effective Date, the “Initial Loan and Security Agreement”), pursuant to which the Company issued a senior secured note to the Investor in an aggregate principal amount of $3,000,000 (the “Initial Note”);

(ii) that certain Loan and Security Agreement, dated October 31, 2024, by and among the Company, certain of its subsidiaries, the Investor and the Agent (as amended, modified or waived prior to the Effective Date, the “Second Loan and Security Agreement”, and together with the Initial Loan and Security Agreement, the “Loan and Security Agreements”), pursuant to which the Company issued a senior secured note to the Investor in an aggregate principal amount of $3,670,160.77 (the “Second Note”, and together with the Initial Note, the “Existing Notes”); and

(iii) that certain letter agreement, dated as of April 4, 2025, by and between the Company and the Investor (the “Letter Agreement”), pursuant to which, among other things, (x) the Company agreed to make certain payments to the Investor, and (y) the Company issued certain shares of Common Stock to the Investor (or its designees).

WHEREAS, as the Maturity Date (as defined in each of the Existing Notes) has occurred prior to the Effective Date, among other defaults that may exist as of the date hereof, the Company has failed to repay the Existing Notes as required pursuant to the terms thereof, which default and other defaults remain uncured as of the date hereof (collectively, the “Existing Defaults”);

WHEREAS, Investor agreed to forbear from exercising any of its rights or remedies under the Existing Notes from November 1, 2025 through January 23, 2026 (the “Interim Forbearance Expiration Date”) (pursuant to the terms of this Agreement) if the Company enters into this Agreement and agrees to execute and deliver a long term forbearance agreement (the “Long Term Forbearance Agreement”), under which the Investor will agree to extend the forbearance under the Existing Notes until January 31, 2027, and the Company will agree to a payment plan for the Existing Notes and will agree to a Confession of Judgment (as defined below) with respect to (i) all amounts due and owing under the Existing Notes, including accrued but unpaid interest thereon that has accrued at the default interest rate, and (ii) $200,000 of collection expenses with respect thereto (such aggregate amount, the “Defaulted Note Amount”).

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Forbearance. Effective upon execution of this Agreement until the Interim Forbearance Expiration Date (the “Interim Forbearance Period”), Investor agrees not to exercise any of its rights or remedies with respect to the default conditions that exist as of the date of this Agreement or default conditions (other than defaults under this Agreement) that may arise from the date of this Agreement that pertain to the Existing Notes through the Interim Forbearance Expiration Date (in each case, excluding (a) any defaults pursuant to Sections 9.1(e), (f), (g), (i), (k), (m), (n) and/or (p) of any of the Loan and Security Agreements, and/or (b) any action taken by any holder (or any representative or agent thereof) of indebtedness of the Company or any of its subsidiaries, except the Investor, either (x) to seek to obtain payment of such indebtedness prior to the maturity date of such indebtedness, (y) to seize any assets of the Company or any of its subsidiaries or (z) to establish or create a lien on any assets of the Company or any of its subsidiaries) (the “Forbearance”). In consideration for the foregoing Forbearance, on or prior to the Interim Forbearance Expiration Date, the Company shall execute and deliver the Long Term Forbearance Agreement, which will include a Confession of Judgment in favor of the Investor in accordance. The parties agree that on the Interim Forbearance Expiration Date the balance of the Defaulted Note Amount will be $3,955,578.38.

2. Existing Defaults. Vivakor acknowledges and confirms the occurrence of the Existing Defaults.

3. Investor’s Representations and Warranties. Investor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by Investor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

e. Investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under 1933 Act, and Investor is able to bear the economic risk of an investment in securities of the Company.

4. Vivakor’s Representations and Warrants. Vivakor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

6. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

7. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

8. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

9. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

10. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and Investor each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and Investor further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth for notices herein shall be deemed in every respect effective service of process in any such suit, action or proceeding.

11. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement.

12. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

13. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile, docusign or PDF signature shall be deemed to be an original signature for all purposes.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail at the email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of e-mail, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth above.

15. Reaffirmation. The Company hereby: (x) reaffirms its Obligations (as defined in the Loan and Security Agreements), (y) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan and Security Agreements, each Guaranty and any other Loan Document to the Agent for the holders of the Existing Notes and (z) acknowledges that all of such Liens and all Collateral (as defined in the Loan and Security Agreements) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof. For the avoidance of doubt, each Loan Document remains in full force and effect. The Company hereby acknowledges that the transactions contemplated hereby are not in any way intended to impair or affect the Liens granted, pledged or assigned by the Company to the Agent for the holders of the Existing Notes in accordance with the terms of the Loan and Security Agreements.

16. 8-K Filing. The Company shall, on or before 9:30 a.m., New York City time, on January 7, 2026, issue a Current Report on Form 8-K attaching this letter agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

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IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the date set forth above, effective as of the Effective Date.

VIVAKOR, INC.		CEDARVIEW OPPORTUNITIES MASTER FUND LP

By:	/s/ James Ballengee	By:	/s/ Burton Weinstein
Name:		Name:
Title:		Title:
Address:		Address:

E-mail:		E-mail:

Acknowledges and agreed
as of the date set forth above,
effective as of the Effective Date

CEDARVIEW CAPITAL MANAGEMENT, LLC,
as Agent

By:	/s/ Burton Weinstein
Name:
Title:
Address:

E-mail: